POWER OF ATTORNEY
      Know all by these presents that the undersigned hereby constitutes and appoints each of Eric
Jacobson, Gil Wilson and Holly O'Berry, signing singly, the undersigned's true and lawful attorney-in-
fact to:
(l) execute for and on behalf of the undersigned, all reports to be filed by the undersigned
pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange
Act") and the rules promulgated thereunder (including Forms 3, 4, and 5 and any successor
forms) (the "Section 16 Reports") with respect to the equity securities of
Allscripts Healthcare
Solutions, Inc. (the "Company");
(2) do and perform any and all acts for and on behalf of the undersigned that may be
necessary or desirable to complete and execute any such Section 16 Report, complete and
execute any amendment or amendments thereto, and file such report with the
United States
Securities and Exchange Commission and any stock exchange or similar authority;
and
(3) take any other action of any type whatsoever in connection with the foregoing that, in
the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in
such form and shall contain such terms and conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
      The powers granted above may be exercised by each such attorney-in-fact on behalf of the
undersigned, individually, and on behalf of the undersigned in any fiduciary or representative capacity
in which the undersigned may be acting.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do
and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with full power of substitution or revocation,
hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and
powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving
in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming,
any of the undersigned's responsibilities to comply with Section 16 of the
Exchange Act.
      This Power of Attorney shall be effective as of the date set forth below and shall continue in
full force and effect until the undersigned is no longer required to file
Section 16 Reports with respect
to the equity securities of the Company, unless earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed
as of this ofMa 2017.
Signature:
Name: Mara G. Aspinall
CHI 2530148v.1